Exhibit 99.1

925 North Eldridge Parkway Houston, TX 77079 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE

Dec. 10, 2024

ConocoPhillips announces upsizing and early results of cash tender offers for debt securities and consent solicitations

HOUSTON – ConocoPhillips (NYSE: COP) (“COP”) announced today the early results of the previously announced cash tender offers (the “Offers” or collectively, the “Tender Offer”) of its wholly-owned subsidiary, ConocoPhillips Company (“CPCo”). In addition, COP further announced that it has amended the Offers by increasing the Maximum Offer Reference Amount (as defined below) from $4,000,000,000 (as previously announced) to an amount sufficient to accept for purchase all Notes with Acceptance Priority Levels 1-7 (as set forth in the second table below) in full, in accordance with the terms of the Offer to Purchase (as defined below).

Pursuant to the Offers, CPCo is offering to purchase: (1) any and all of Marathon Oil Corporation’s (“Marathon”) debt securities listed in the first table below (collectively, the “Any and All Notes”), and (2) (A) for Holders who validly tendered their Maximum Offer Notes (as defined below) as of the Early Tender Deadline (as defined below), a combined aggregate purchase price of up to approximately $4.05 billion (an amount sufficient to accept for purchase all Maximum Offer Notes with Acceptance Priority Levels 1-7 (as set forth in the second table below)) (as increased pursuant to this release, and as it may be increased or decreased by CPCo in accordance with applicable law and the Offer to Purchase, the “Maximum Offer Reference Amount”) less the aggregate purchase price of the Any and All Notes validly tendered and accepted for purchase through the Early Tender Deadline (excluding accrued and unpaid interest and excluding fees and expenses related to the Offers) (the “Early Tender Maximum Offer Amount”) of the debt securities listed in the second table below (collectively, the “Maximum Offer Notes” and together with the Any and All Notes, the “Notes”), subject to the priorities set forth in the second table below (the “Acceptance Priority Levels”) and proration, and (B) for Holders who validly tender their Maximum Offer Notes following the Early Tender Deadline but on or prior to the Expiration Date (as defined below), a combined aggregate purchase price of up to the Maximum Offer Reference Amount less (x) the aggregate purchase price of the Any and All Notes validly tendered and accepted for purchase through the Early Tender Deadline (excluding accrued and unpaid interest and excluding fees and expenses related to the Offers), (y) the aggregate purchase price of Maximum Offer Notes validly tendered and accepted for purchase through the Early Tender Deadline (excluding accrued and unpaid interest and excluding fees and expenses related to the Offers) and (z) the aggregate purchase price of the Any and All Notes validly tendered and accepted for purchase after the Early Tender Deadline through the Expiration Date (excluding accrued and unpaid interest and excluding fees and expenses related to the Offers) (the “Late Tender Maximum Offer Amount”) of Maximum Offer Notes, subject to the Acceptance Priority Levels and proration, provided that if the deduction of (x), (y) and (z) results in a negative number, the Late Tender Maximum Offer Amount will be $0. If the Late Tender Maximum Offer Amount is $0, no additional Maximum Offer Notes will be accepted for purchase after the Early Tender Deadline. The Offers are open to all registered holders of the applicable Notes (collectively, the “Holders”).

According to information provided by Global Bondholder Services Corporation, the information agent and tender agent for the Offers, as of 5:00 p.m., New York City time, on Dec. 9, 2024 (the “Early Tender Deadline”), approximately $2.67 billion aggregate principal amount of Any and All Notes were validly tendered and not validly withdrawn, and approximately $2.28 billion aggregate principal amount of Maximum Offer Notes were validly tendered and not validly withdrawn. The tables below identify the principal amount of each series of Notes validly tendered and not validly withdrawn:

Any and All of the Outstanding Securities Listed Below (collectively, the “Any and All Notes”):

Title of Security	CUSIP / ISIN	Issuer	Aggregate Principal Amount Outstanding Prior to the Offers	Principal Amount Tendered as of the Early Tender Deadline
4.400% Senior Notes due 2027	565849AP1 / US565849AP16	Marathon	$1,000,000,000	$569,781,000
5.300% Senior Notes due 2029	565849AQ9 / US565849AQ98	Marathon	$600,000,000	$513,269,000
6.800% Senior Notes due 2032	565849AB2 / US565849AB20	Marathon	$550,000,000	$370,068,000
5.700% Senior Notes due 2034	565849AR7 / US565849AR71	Marathon	$600,000,000	$496,336,000
6.600% Senior Notes due 2037	565849AE6 / US565849AE68	Marathon	$750,000,000	$410,045,000
5.200% Senior Notes due 2045	565849AM8 / US565849AM84	Marathon	$500,000,000	$313,538,000

Up to the Maximum Offer Reference Amount of the Outstanding Securities Listed Below (collectively, the “Maximum Offer Notes”) less the Aggregate Purchase Price of the Any and All Notes Validly Tendered and Accepted for Purchase in the Priority Listed Below:

Title of Security	CUSIP / ISIN	Issuer	Aggregate Principal Amount Outstanding Prior to the Offers	Acceptance Priority Level(1)	Principal Amount Tendered as of the Early Tender Deadline	Principal Amount Expected to be Accepted for Purchase
7.800% Debentures due 2027	891490AR5 / US891490AR57	CPCo	$203,268,000	1	$83,232,000	$83,232,000
7.000% Debentures due 2029	718507BK1 / US718507BK18	CPCo	$112,493,000	2	$17,010,000	$17,010,000
7.375% Senior Notes due 2029	122014AL7 / US122014AL76	Burlington Resources LLC	$92,184,000	3	$25,956,000	$25,956,000
6.950% Senior Notes due 2029	208251AE8 / US208251AE82	CPCo	$1,195,359,000	4	$490,357,000	$490,357,000
8.125% Senior Notes due 2030	891490AT1 / US891490AT14	CPCo	$389,580,000	5	$182,702,000	$182,702,000
7.400% Senior Notes due 2031	12201PAN6 / US12201PAN69	Burlington Resources LLC	$382,280,000	6	$150,717,000	$150,717,000
7.250% Senior Notes due 2031	20825UAC8 / US20825UAC80	Burlington Resources Oil & Gas Company L.P.	$400,328,000	7	$131,980,000	$131,980,000
7.200% Senior Notes due 2031	12201PAB2 / US12201PAB22	Burlington Resources LLC	$446,574,000	8	$235,369,000	$0
5.900% Senior Notes due 2032	20825CAF1 / US20825CAF14	ConocoPhillips	$504,700,000	9	$181,098,000	$0
5.950% Senior Notes due 2036	20825VAB8 / US20825VAB80	Burlington Resources LLC	$326,321,000	10	$149,655,000	$0
5.900% Senior Notes due 2038	20825CAP9 / US20825CAP95	ConocoPhillips	$350,080,000	11	$110,843,000	$0
5.950% Senior Notes due 2046	20826FAR7 / US20826FAR73	CPCo	$328,682,000	12	$40,588,000	$0
6.500% Senior Notes due 2039	20825CAQ7 / US20825CAQ78	ConocoPhillips	$1,587,744,000	13	$481,148,000	$0

(1)	Subject to the Early Tender Maximum Offer Amount and the Late Tender Maximum Offer Amount, as applicable, and proration, the principal amount of each series of Maximum Offer Notes that are purchased in the Maximum Notes Offer will be determined in accordance with the applicable “Acceptance Priority Level” (in numerical priority order with 1 being the highest Acceptance Priority Level and 13 being the lowest) specified in the applicable column.

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In conjunction with the Offers, Marathon is soliciting consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each of the indentures governing the Any and All Notes to eliminate certain of the covenants, restrictive provisions, and events of default (the “Proposed Amendments”).

CPCo is also offering eligible Holders of each series of Any and All Notes, in each case upon the terms and conditions set forth in the Offering Memorandum and Consent Solicitation (the “Offering Memorandum”), a copy of which may be obtained from the information agent, the opportunity to exchange the outstanding Any and All Notes for up to $4,000,000,000 aggregate principal amount of new notes issued by CPCo and fully and unconditionally guaranteed by COP (the “Concurrent Exchange Offer”). Holders of any series of Any and All Notes who validly tender and do not validly withdraw their Any and All Notes pursuant to the Concurrent Exchange Offer will also be deemed to have consented to the Proposed Amendments under the Consent Solicitations. A Holder is only able to tender Any and All Notes within a series into either the Any and All Notes Offer or the Concurrent Exchange Offer, as the same Any and All Notes cannot be tendered into more than one tender offer at the same time.

COP also announced that, as of the Early Tender Deadline, Marathon has received the requisite number of consents to adopt the Proposed Amendments with respect to each of the six outstanding series of Any and All Notes that are subject to the Consent Solicitations (pursuant to the Any and All Notes Offer and the Concurrent Exchange Offer). Marathon has entered into a supplemental indenture with the trustee for the Any and All Notes to effect the Proposed Amendments.

In addition, COP also announced that the Financing Condition for the Offers as described in the Offer to Purchase has been satisfied.

The Offers and Consent Solicitations are being made pursuant to and are subject to the terms and conditions set forth in the Offer to Purchase dated Nov. 25, 2024 (as amended by this release, the "Offer to Purchase"). The Any and All Notes Offer is a separate offer from the Maximum Offer, and each of the Any and All Notes Offer and the Maximum Offer may be individually amended, extended or terminated by CPCo.

As of 5:00 p.m., New York City time, on Dec. 9, 2024 (the “Withdrawal Deadline”), Notes validly tendered in the Offers may no longer be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law.

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Because the aggregate purchase price of Maximum Offer Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline is expected to exceed the Early Tender Maximum Offer Amount, CPCo expects to accept all validly tendered 7.800% Debentures due 2027, 7.000% Debentures due 2029, 7.375% Senior Notes due 2029, 6.950% Senior Notes due 2029, 8.125% Senior Notes due 2030, 7.400% Senior Notes due 2031 and 7.250% Senior Notes due 2031, and none of the validly tendered 7.200% Senior Notes due 2031, 5.900% Senior Notes due 2032, 5.950% Senior Notes due 2036, 5.900% Senior Notes due 2038, 5.950% Senior Notes due 2046, and 6.500% Senior Notes due 2039. Although the Maximum Offer is scheduled to expire at 5:00 p.m., New York City time, on Dec. 24, 2024 (such date and time, as may be extended or earlier terminated by CPCo), because the Maximum Offer is expected to have been fully subscribed as of the Early Tender Deadline, CPCo does not expect to accept for purchase any Maximum Offer Notes tendered after the Early Tender Deadline. Maximum Offer Notes tendered and not accepted for purchase will be promptly returned to the tender Holders as described in the Offer to Purchase.

The consideration to be paid in the Offers for each series of Notes validly tendered and expected to be accepted for purchase as described in the Offer to Purchase will be determined at 10:00 a.m., New York City time, on Dec. 10, 2024 (such date and time as may be extended by CPCo). Holders of Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase will receive the applicable total consideration (the “Total Tender Offer Consideration”), which includes an early tender premium of $50.00 per $1,000 principal amount of Notes accepted for purchase. The applicable Total Tender Offer Consideration will be determined by reference to a fixed spread specified for each series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security, as described in the Offer to Purchase. In addition to the applicable Total Tender Offer Consideration, Holders of Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase will also receive accrued and unpaid interest rounded to the nearest cent on such $1,000 principal amount of Notes from the last applicable interest payment date up to, but not including, the Early Settlement Date.

The settlement date for Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be Dec. 12, 2024, the third business day after the Early Tender Deadline (the “Early Settlement Date”).

CPCo’s obligation to accept for purchase, and to pay for, the Notes validly tendered and not validly withdrawn in the Offers is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase. CPCo reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions applicable to any of the Offers; (ii) extend or terminate any of the Offers; (iii) increase or decrease the Maximum Offer Reference Amount for purposes of determining the Early Tender Maximum Offer Amount or the Late Tender Maximum Offer Amount, in either case, without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend any of the Offers in any respect.

TD Securities (USA) LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the Lead Dealer Managers and Solicitation Agents for the Tender Offer. Global Bondholder Services Corporation is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact TD Securities (USA) LLC (toll-free) at (866) 584-2096, HSBC Securities (USA) Inc. (toll-free) at (888) HSBC-4LM, J.P. Morgan Securities LLC (toll-free) at (866) 834-4666 or (collect) at (212) 834-4818, and Wells Fargo Securities (toll-free) at (866) 309-6316 or (collect) at (704) 410-4235. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and related materials should be directed to Global Bondholder Services Corporation at (+1) (212) 430-3774, (toll-free) (855) 654-2015 or contact@gbsc-usa.com. Questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation (toll-free) at (855) 654-2015.

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This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Offers and Consent Solicitations are made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase and related Letter of Transmittal, dated Nov. 25, 2024. None of ConocoPhillips or its affiliates, their respective boards of directors, the Dealer Managers, the Solicitation Agents, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Offers, and neither ConocoPhillips nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $97 billion of total assets, and approximately 10,300 employees at Sept. 30, 2024. Production averaged 1,921 MBOED for the nine months ended Sept. 30, 2024, and proved reserves were 6.8 BBOE as of Dec. 31, 2023.

For more information, go to www.conocophillips.com.

Contacts

Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com

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CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “ambition,” “anticipate,” “believe,” “budget,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “will,” “would,” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflicts in Ukraine and the Middle East, and the global response to such conflict, security threats on facilities and infrastructure, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; public health crises, including pandemics (such as COVID-19) and epidemics and any impacts or related company or government policies or actions; investment in and development of competing or alternative energy sources; potential failures or delays in delivering on our current or future low-carbon strategy, including our inability to develop new technologies; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships or governmental policies, including the imposition of price caps, or the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; our ability to collect payments when due, including our ability to collect payments from the government of Venezuela or PDVSA; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions relating to the acquisition of Marathon Oil Corporation (Marathon Oil) or following any other announced or other future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; our ability to successfully integrate Marathon Oil’s business and technologies, which may result in the combined company not operating as effectively and efficiently as expected; our ability to achieve the expected benefits and synergies from the Marathon Oil acquisition in a timely manner, or at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to pending or completed transactions; the impact of competition and consolidation in the oil and gas industry; limited access to capital or insurance or significantly higher cost of capital or insurance related to illiquidity or uncertainty in the domestic or international financial markets or investor sentiment; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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